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                                                                      EX-10.8.20

                               RETENTION AGREEMENT

         This Retention Agreement dated as of July 1, 1998 is between Green Tree Financial Corporation, a Delaware corporation (the "Company"), and Bruce A. Crittenden, an employee of the Company ("Employee").

                                WITNESSETH THAT:

         WHEREAS, the Company desires that Employee remain in the employ of the Company and amend Employee's noncompetition agreement(s) ("Noncompetition Agreements") with the Company; and

         WHEREAS, in connection therewith the Company is willing to make the employment retention payment to Employee provided for herein and make certain other agreements with Employee as provided herein; and

         WHEREAS, Employee is willing to enter into this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the Company and Employee agree as follows:

         1.   Definition of Terms.

              (a) "Cause" shall mean termination by the Company of Employee's employment based upon the Employee engaging in (a) theft or other criminal activity, or (b) willful misconduct of a substantial nature. For purposes hereof, no action or failure to act on Employee's part shall be considered "willful" unless done, or omitted to be done, by Employee in bad faith.

              (b) "Good Reason" shall mean a reduction by the Company in Employee's base salary as in effect on the date hereof except for the occurrence of such an event in connection with the termination of Employee's employment by the Company.

              (c) "Lapse Date" shall mean the later of (i) December 31, 2000 and
         (ii) a date that is 12 months from the date of termination of Employee's employment.

              (d) "Retention Date" shall mean July 1, 1999.

              (e) "Retention Payment" shall mean $1,700,000, which is two times the sum of (x) the Employee's annual base salary on the date hereof plus (y) the amount earned by Employee as a bonus for the 1997 fiscal year of the Company.

         2.   Termination of Employment.

              (a) The Company may terminate Employee from employment with the Company at will, with or without Cause at any time. If such termination occurs without Cause prior to the Retention Date, Employee shall be entitled to receive the



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         benefits provided for in Section 4 hereof. If such termination occurs in any other circumstance (such as death, voluntary termination by Employee [other than for Good Reason] or termination by the Company for cause) prior to the Retention Date, Employee shall be entitled to receive the benefits provided for in Section 2(c) hereof.


              (b) If Employee terminates Employee's employment for Good Reason prior to the Retention Date, Employee shall, upon such termination of employment, be entitled to receive the benefits provided in Section 4 hereof. If such termination occurs in any other circumstance, Employee shall be entitled to receive the benefits provided for in Section 2(c) hereof. Employee shall evidence a voluntary termination for Good Reason by written notice to the Company setting forth in reasonable detail the facts and circumstances claimed by Employee to constitute Good Reason. Such notice shall be effective on the date it is given by Employee.

              (c) In the circumstance described in the third sentence of Section 2(a) or the second sentence of Section 2(b), the Company shall pay to Employee (x) the full base salary earned by Employee and unpaid through the date that the termination of Employee's employment becomes effective, at the rate in effect at the time written notice of termination (voluntary or involuntary) was given and (y) any amount earned by Employee as a bonus with respect to the 1998 fiscal year of the Company, if such bonus has not been paid to Employee prior to such termination.

         3. Continued Employment. If Employee is employed by the Company on the Retention Date, the Company shall pay Employee the Retention Payment on the Retention Date.

         4. Benefits Upon Termination of Employment Prior to the Retention Date. Upon the termination of the employment of Employee prior to the Retention Date
(a) by the Company without Cause or (b) by the Employee for Good Reason, Employee shall be entitled to receive the benefits specified in this Section 4. The amounts due to Employee under this Section 4 shall be paid to Employee on or prior to the date that the termination of Employee's employment becomes effective. All benefits to Employee pursuant to this Section 4 shall be subject to any applicable payroll or other taxes required by law to be withheld.

              (a) The Company shall pay to Employee (x) the full base salary earned by Employee and unpaid through the date that the termination of Employee's employment becomes effective, at the rate in effect at the time written notice of termination (voluntary or involuntary) was given and (y) any amount earned by Employee as a bonus which was declared with respect to either the current or previous fiscal year of the Company, if such bonus has not been paid to Employee prior to such termination.

              (b) In lieu of any further base salary or bonus payments to Employee for periods subsequent to the date that the termination of Employee's employment becomes effective, the Company shall pay as severance pay to Employee the Retention Payment;


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              (c) The Company shall also pay to Employee all reasonable legal fees and expenses incurred by Employee in seeking to obtain or enforce any right or benefit provided to Employee by this Agreement whether by arbitration or otherwise; and

              (d) In consideration of the agreements contained herein including the payment specified in Section 4(b), the period specified in Article I.b. of the Noncompetition Agreement(s) between the Company and the Employee shall be deemed extended, regardless of the original expiration date, to a date that is 18 months from the date of termination of Employee's employment, and all other provisions of such Noncompetition Agreement(s) shall remain in full force and effect.

         5. Withholding. All payments to Employee pursuant to this Agreement shall be subject to any applicable payroll or other taxes required by law to be withheld.

         6. Termination of Employment On or After Retention Date and Before January 1, 2001. If the Company terminates Employee's employment, or if Employee terminates his employment, on or after the Retention Date, but before January 1, 2001, (i) the Company shall pay to Employee (x) the full base salary earned by Employee and unpaid through the date that the termination of Employee's employment becomes effective, at the rate in effect at the time written notice of termination (voluntary or involuntary) was given and (y) any amount earned by Employee as a bonus with respect to either the current or previous fiscal year of the Company, if such bonus has not been paid to Employee prior to such termination and (ii) in consideration of the agreements contained herein including the payment specified in Section 3, the period specified in Article I.b. of the Noncompetition Agreement(s) between the Company and the Employee shall be deemed extended (to the extent such agreement(s) would otherwise have terminated prior to the Lapse Date), to the Lapse Date, and all other provisions of such Noncompetition Agreement(s) shall remain in full force and effect.

         7. No Requirement To Mitigate. Employee shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise. The amount of any payment or benefit provided in this Agreement shall not be reduced by any compensation earned by Employee as a result of any employment by another employer.

         8.   Successors and Binding Agreement.

              (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), by agreement in form and substance reasonably satisfactory to Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company and any successor to its business



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         and/or assets which executes and delivers the agreement provided for in this Section 8(a) or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

              (b) This Agreement is personal to Employee, and Employee may not assign or transfer any part of his rights or duties hereunder, or any compensation due to him hereunder, to any other person. Notwithstanding the foregoing, this Agreement shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees.


         9. Modification; Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by Employee and such officer as may be specifically designated by the Board of Directors of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         10. Notice. All notices, requests, demands and all other communications required or permitted by either party to the other party by this Agreement (including, without limitation, any notice of termination of employment and any notice of an intention to arbitrate) shall be in writing and shall be deemed to have been duly given when delivered personally or received by certified or registered mail, return receipt requested, postage prepaid, at the address of the other party provided by such party to the other party on or prior to the date first written above (directed to the attention of the Corporate Secretary in the case of the Company). Either party hereto may change its address for purposes of this Section 10 by giving 15 days prior notice to the other party hereto.

         11. Severability. If any term or provision of this Agreement or the application hereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         12. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         13. Governing Law. This Agreement has been executed and delivered in the State of Minnesota and shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of Minnesota, including all matters of construction, validity and performance.

         14. Effect of Agreement; Entire Agreement.  The Company and the

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Employee understand and agree that this Agreement is intended to reflect their agreement only with respect to payments and benefits upon termination in certain cases and is not intended to create any obligation on the part of either party to continue employment. This Agreement supersedes any and all other oral or written agreements or policies made relating to the subject matter hereof and constitutes the entire agreement of the parties relating to the subject matter hereof; provided that this Agreement shall not supersede or limit in any way Employee's rights under any benefit plan, program or arrangements in accordance with their terms (except for any employment or severance agreement).



         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name by a duly authorized director and officer, and Employee has hereunto set his hand, all as of the date first written above.


                                       GREEN TREE FINANCIAL CORPORATION



                                       By  /S/ LAWRENCE M. COSS
                                           -------------------------------------
                                           Lawrence M. Coss
                                           Chairman and Chief Executive Officer



                                       EMPLOYEE



                                       /s/ BRUCE A. CRITTENDEN
                                       -----------------------------------------
                                       Bruce A. Crittenden